Exhibit 99.1

1999 Bryan Street, Suite 3500
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	August 5, 2025

Jacobs Reports Strong Fiscal Third Quarter 2025 Results
Gross Revenue Grows 5.1% y/y and Adjusted Net Revenue Grows 7.0% y/y in Fiscal Third Quarter 2025
Backlog Grows by 14% Year-Over-Year with TTM Book-to-Bill Ratio of 1.2x
Repurchased $101 Million of Jacobs Shares in Fiscal Third Quarter 2025 and Record $653 Million Fiscal YTD
Increasing FY 2025 Adjusted EPS Guidance Midpoint
DALLAS, TEXAS - Jacobs Solutions Inc. (NYSE: J) today announced its financial results for the fiscal third quarter ended June 27, 2025.
Q3 2025 Highlights1:
•Gross revenue of $3.0 billion up 5.1% y/y; adjusted net revenue2 of $2.2 billion up 7.0% y/y
•GAAP net earnings of $181.2 million increase 119% y/y; adjusted EBITDA2 of $314.3 million increases 13.5% y/y
•GAAP EPS of $1.56 increases 136% y/y; adjusted EPS2 of $1.62 increases 24.6% y/y
•Backlog of $22.7 billion, up 14.3% y/y; Q3 book-to-bill of 1.2x (1.2x TTM)

Jacobs' Chair and CEO Bob Pragada commented, “We delivered excellent third quarter results driven by revenue strength in both Infrastructure & Advanced Facilities (I&AF) and PA Consulting. Within I&AF, growth was led by the Life Sciences, Data Center, Energy & Power, Water and Transportation sectors. We saw continued momentum in PA Consulting's business with revenue increasing 15% year-on-year in the third quarter as a result of both higher public and private sector spending. FY25 has represented a major step forward in our strategic plan, and the power of focus is evident in our results. We are entering the fourth quarter in solid position and are pleased to be able to raise our adjusted EPS guidance for FY25 for the second time in three quarters.”

Jacobs' CFO Venk Nathamuni added, “We're pleased with our strong execution to deliver solid Q3 results. We again saw meaningful sequential improvement in GAAP EPS and net income margin, with year-over-year growth in adjusted EBITDA, adjusted EBITDA margin and adjusted EPS. This strong performance was fueled by higher revenue growth rates in both segments as well as disciplined cost control. Focusing in on capital deployment, we have returned record amounts of capital back to shareholders year-to-date, repurchasing $653 million of our shares, representing more than 100% of free cash flow. In total, we have retired approximately 4% of our shares in FY25 while maintaining a net leverage ratio at the low-end of our 1.0-1.5x target range. With our balance sheet in excellent shape and our profitability improving, we are executing well against our long-term growth, margin and capital allocation targets."
Financial Outlook3
The Company is raising its adjusted EPS range for fiscal 2025 to $6.00-6.10, narrowing its fiscal 2025 outlook for adjusted net revenue to grow approximately 5.5% over fiscal 2024, narrowing its fiscal 2025 outlook for adjusted EBITDA margin to be approximately 13.9% and continues to expect reported free cash flow (FCF) conversion to exceed 100% of net income.
1All data reflects continuing operations only.
2See Non-GAAP Financial Measures and Operating Metrics, and GAAP Reconciliations at the end of the press release for additional detail.
3Reconciliation of fiscal 2025 adjusted EBITDA margin, adjusted EPS and expectations for adjusted net revenue growth and reported FCF conversion to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2025.

Third Quarter Review (in thousands, except per-share data)

	Fiscal Q3 2025	Fiscal Q3 2024	Change
Revenue	$3,031,768	$2,883,384	$148,384
Adjusted Net Revenue[1]	$2,231,276	$2,084,902	$146,374
GAAP Net Earnings from Continuing Operations	$181,234	$82,924	$98,310
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$1.56	$0.66	$0.90
Adjusted Net Earnings from Continuing Operations[1]	$194,833	$163,441	$31,392
Adjusted EPS from Continuing Operations[1]	$1.62	$1.30	$0.32
U.S. GAAP effective tax rate from Continuing Operations	21.9%	33.2%	(11.3)%
Adjusted effective tax rate from Continuing Operations[1]	24.8%	24.3%	0.5%
1See "Non-GAAP Financial Measures and Operating Metrics" and the GAAP Reconciliation tables that follow for additional detail.
The Company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the third quarter of fiscal 2025 and fiscal 2024 exclude certain adjustments that are further described in the section entitled “Non-GAAP Financial Measures” at the end of this release. For a reconciliation of Revenue to Adjusted Net Revenue, see "Segment Information" below.
Jacobs is hosting a conference call at 10:00 A.M. ET on Tuesday, August 5, 2025, which it is webcasting live at www.jacobs.com.
Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” "target," "goal" and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make concerning our expectations as to our future growth, prospects, financial outlook and business strategy, including our expectations for our fiscal year 2025 adjusted EBITDA margin and adjusted EPS, adjusted net revenue growth, and reported free cash flow conversion, as well as our expectations for our effective tax rates. Although such statements are based on management's current estimates and expectations, and/or currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include:
▪general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates and foreign currency exchange rates, changes in capital markets and stock market volatility, instability in the banking industry, labor shortages, or the impact of a possible recession or economic downturn or changes to monetary or fiscal policies or priorities in the U.S. and the other countries where we do business on our results, prospects and opportunities;
▪competition from existing and future competitors in our target markets, as well as the possible reduction in demand for certain of our product solutions and services, including delays in the timing of the award of projects or reduction in funding, or the abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or due to governmental budget constraints or changes to governmental budgetary priorities, or the inability of our clients to meet their payment obligations in a timely manner or at all;
▪our ability to fully execute on our corporate strategy, including the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from evolving business strategies, including on our ability to maintain our culture and retain key personnel, customers or suppliers, or our ability to achieve the cost-savings and synergies contemplated by our recent acquisitions within the expected time frames or to achieve them fully and to successfully integrate acquired businesses while retaining key personnel, and our ability to invest in the tools needed to implement our strategy;

▪financial market risks that may affect us, including by affecting our access to capital, the cost of such capital and/or our funding obligations under defined benefit pension and postretirement plans;
▪legislative changes, including potential changes to the amounts provided for under the Infrastructure Investment and Jobs Act, as well as other legislation and executive orders related to governmental spending, including any directive to federal agencies to reduce federal spending or the size of the federal workforce, and changes in U.S. or foreign tax laws, including the new tax legislation enacted in the U.S. in July 2025, statutes, rules, regulations or ordinances, including the impact of, and changes to tariffs and retaliatory tariffs or trade policies, that may adversely impact our future financial positions or results of operations;
▪increased geopolitical uncertainty and risks, including policy risks and potential civil unrest, relating to the outcome of elections across our key markets and elevated geopolitical tension and conflicts, including the Russia-Ukraine and Israel-Hamas conflicts and the escalating tensions in the Middle East, among others; and
▪the impact of any pandemic, and any resulting economic downturn on our results, prospects and opportunities, measures or restrictions imposed by governments and health officials in response to the pandemic, as well as the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of any future pandemics or infectious disease outbreaks on their economies and workforces and our operations therein.
The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see the Company’s filings with the U.S. Securities and Exchange Commission, including in particular the discussions contained in our fiscal 2024 Annual Report on Form 10-K under Item 1 - Business, Item 1A - Risk Factors, Item 3 - Legal Proceedings, and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations; and in our most recently filed Quarterly Report on Form 10-Q under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1 - Legal Proceedings and Item 1A - Risk Factors. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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About Jacobs
At Jacobs, we're challenging today to reinvent tomorrow – delivering outcomes and solutions for the world's most complex challenges. With approximately $12 billion in annual revenue and a team of almost 45,000, we provide end-to-end services in advanced manufacturing, cities & places, energy, environmental, life sciences, transportation and water. From advisory and consulting, feasibility, planning, design, program and lifecycle management, we're creating a more connected and sustainable world. See how at jacobs.com and connect with us on LinkedIn, Instagram, X and Facebook.

Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Nine Months Ended
Unaudited	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Revenues	$3,031,768	$2,883,384	$8,875,139	$8,540,791
Direct cost of contracts	(2,273,358)	(2,162,442)	(6,657,118)	(6,443,156)
Gross profit	758,410	720,942	2,218,021	2,097,635
Selling, general and administrative expenses	(523,396)	(549,956)	(1,565,942)	(1,601,404)
Operating Profit	235,014	170,986	652,079	496,231
Other Income (Expense):
Interest income	8,297	9,718	27,478	25,939
Interest expense	(37,051)	(45,789)	(110,451)	(133,372)
Loss on extinguishment of debt	—	—	(20,510)	—
Miscellaneous income (expense), net	38,844	1,550	(194,523)	(5,118)
Total other income (expense), net	10,090	(34,521)	(298,006)	(112,551)
Earnings from Continuing Operations Before Taxes	245,104	136,465	354,073	383,680
Income Tax Expense from Continuing Operations	(53,752)	(45,272)	(161,477)	(57,026)
Net Earnings of the Group from Continuing Operations	191,352	91,193	192,596	326,654
Net (Loss) Earnings of the Group from Discontinued Operations, net of tax	(1,629)	67,703	(8,180)	187,232
Net Earnings of the Group	189,723	158,896	184,416	513,886
Net (Earnings) Loss Attributable to Noncontrolling Interests from Continuing Operations	(4,442)	(4,858)	1,209	(13,037)
Net Earnings Attributable to Redeemable Noncontrolling Interests	(5,676)	(3,411)	(18,539)	(10,112)
Net Earnings Attributable to Jacobs from Continuing Operations	181,234	82,924	175,266	303,505
Net Earnings Attributable to Noncontrolling Interests from Discontinued Operations	—	(3,693)	—	(10,080)
Net (Loss) Earnings Attributable to Jacobs from Discontinued Operations	(1,629)	64,010	(8,180)	177,152
Net Earnings Attributable to Jacobs	$179,605	$146,934	$167,086	$480,657
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.56	$0.66	$1.54	$2.43
Basic Net (Loss) Earnings from Discontinued Operations Per Share	$(0.01)	$0.51	$(0.07)	$1.41
Basic Earnings Per Share	$1.55	$1.17	$1.47	$3.84

Diluted Net Earnings from Continuing Operations Per Share	$1.56	$0.66	$1.53	$2.42
Diluted Net (Loss) Earnings from Discontinued Operations Per Share	$(0.01)	$0.51	$(0.07)	$1.40
Diluted Earnings Per Share	$1.55	$1.17	$1.46	$3.82

Segment Information (in thousands):

	Three Months Ended		Nine Months Ended
Unaudited	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Revenues from External Customers:
Infrastructure & Advanced Facilities (1)	$2,699,062	$2,595,113	$7,928,023	$7,652,552
PA Consulting	332,706	288,271	947,116	888,239
Total Revenue	$3,031,768	$2,883,384	$8,875,139	$8,540,791

Infrastructure & Advanced Facilities Pass Through Revenue	(800,492)	(798,482)	(2,422,420)	(2,400,420)
Infrastructure & Advanced Facilities Adjusted Net Revenue	1,898,570	1,796,631	5,505,603	5,252,132
Total Adjusted Net Revenue	$2,231,276	$2,084,902	$6,452,719	$6,140,371

	Three Months Ended		Nine Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Segment Operating Profit:
Infrastructure & Advanced Facilities (1)	$235,975	$208,171	$649,514	$579,659
PA Consulting	72,418	62,889	206,502	177,513
Total Segment Operating Profit	308,393	271,060	856,016	757,172
Restructuring, Transaction and Other Charges (2)	(34,134)	(61,762)	(87,991)	(147,223)
Amortization of Intangible Assets	(39,245)	(38,312)	(115,946)	(113,718)
Total U.S. GAAP Operating Profit	235,014	170,986	652,079	496,231
Total Other Income (Expense), net (3)	10,090	(34,521)	(298,006)	(112,551)
Earnings Before Taxes from Continuing Operations	$245,104	$136,465	$354,073	$383,680

(1)
The nine months ended June 27, 2025 I&AF revenue and operating profit were impacted by a reserve in connection with an unfavorable interim ruling against a consolidated joint venture in which the Company holds a 50% interest, with the noncontrolling partner’s share included in noncontrolling interests in the Consolidated Statements of Earnings for the respective period.

(2)	The three and nine months ended June 27, 2025 and June 28, 2024 included $22.0 million and $47.1 million, respectively, and $50.8 million and $120.3 million, respectively, in restructuring and other charges relating to the Separation Transaction (primarily professional services and employee separation costs), as well as certain subsidiary level compensation based agreements. The three and nine months ended June 27, 2025 included approximately $4.7 million and $20.9 million, respectively, in charges associated with the Company's TSA with Amentum.
(3)
The three and nine months ended June 27, 2025 included gains of $27.4 million and losses of $227.3 million, respectively, mainly related to mark-to-market adjustments and other related charges associated with our investment in Amentum stock in connection with the Separation Transaction, as well as $9.8 million and $31.5 million, respectively, in income associated with the Company's TSA with Amentum. The nine months ended June 27, 2025 included $20.5 million in discounts and expenses associated with the Equity-for-Debt Transaction.

Balance Sheets (in thousands):

	June 27, 2025	September 27, 2024
	Unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$1,293,307	$1,144,795
Receivables and contract assets	3,047,152	2,845,452
Prepaid expenses and other	130,224	155,865
Investment in equity securities	—	749,468
Total current assets	4,470,683	4,895,580
Property, Equipment and Improvements, net	303,267	315,630
Other Noncurrent Assets:
Goodwill	4,820,173	4,788,181
Intangibles, net	771,141	874,894
Deferred income tax assets	277,944	195,406
Operating lease right-of-use assets	304,018	303,856
Miscellaneous	465,614	385,458
Total other noncurrent assets	6,638,890	6,547,795
	$11,412,840	$11,759,005
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$—	$875,760
Accounts payable	1,125,307	1,029,140
Accrued liabilities	977,694	1,087,764
Operating lease liabilities	110,008	119,988
Contract liabilities	992,283	967,089
Total current liabilities	3,205,292	4,079,741
Long-term debt	2,508,692	1,348,594
Liabilities relating to defined benefit pension and retirement plans	266,664	298,221
Deferred income tax liabilities	150,917	116,655
Long-term operating lease liabilities	385,578	407,826
Other deferred liabilities	156,095	120,483
Total other noncurrent liabilities	3,467,946	2,291,779
Commitments and Contingencies
Redeemable Noncontrolling interests	908,352	820,182
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 119,704,769 shares and 124,253,511 shares as of June 27, 2025 and September 27, 2024, respectively	119,705	124,084
Additional paid-in capital	2,699,770	2,758,064
Retained earnings	1,660,186	2,366,769
Accumulated other comprehensive loss	(657,640)	(699,450)
Total Jacobs stockholders’ equity	3,822,021	4,549,467
Noncontrolling interests	9,229	17,836
Total Group stockholders’ equity	3,831,250	4,567,303
	$11,412,840	$11,759,005

Statements of Cash Flows (in thousands):

	For the Three Months Ended		For the Nine Months Ended
Unaudited	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Cash Flows from Operating Activities:
Net earnings of the Group	$189,723	$158,896	$184,416	$513,886
Adjustments to reconcile net earnings to net cash flows provided by operations:
Depreciation and amortization:
Property, equipment and improvements	21,077	24,448	62,038	74,171
Intangible assets	39,245	52,529	115,946	156,292
Loss on extinguishment of debt	—	—	20,510	—
(Gain) loss on investment in equity securities	(27,372)	—	227,305	—
Stock based compensation	13,079	18,994	47,421	54,170
Equity in earnings of operating ventures, net of return on capital distributions	321	(6,571)	(503)	(13,554)
Loss (gain) on disposals of assets, net	119	(177)	(777)	1,033
Deferred income taxes	(52,991)	(42,137)	(53,794)	(116,103)
Changes in assets and liabilities:
Receivables and contract assets, net of contract liabilities	(122,672)	41,772	(225,280)	23,440
Prepaid expenses and other current assets	42,410	33,601	16,168	54,512
Miscellaneous other assets	8,321	25,185	49,570	68,666
Accounts payable	129,710	102,456	96,323	117,220
Accrued liabilities	48,118	58,931	(228,933)	(107,709)
Other deferred liabilities	2,619	11,170	10,192	22,243
Other, net	887	3,505	(16,983)	9,874
Net cash provided by operating activities	292,594	482,602	303,619	858,141
Cash Flows from Investing Activities:
Additions to property and equipment	(22,052)	(37,664)	(49,655)	(82,772)
Disposals of property and equipment and other assets	4	13	2,332	158
Capital contributions to equity investees, net of return of capital distributions	—	—	932	1,660
Acquisitions of businesses, net of cash acquired	—	—	—	(14,000)
Net cash used for investing activities	(22,048)	(37,651)	(46,391)	(94,954)
Cash Flows from Financing Activities:
Net (repayments) proceeds of borrowings	(157,000)	(86,152)	589,420	(622)
Debt issuance costs	—	—	(92)	(1,606)
Proceeds from issuances of common stock	8,281	12,754	25,467	35,414
Common stock repurchases	(100,845)	(150,919)	(653,247)	(346,382)
Taxes paid on vested restricted stock	(5,904)	(217)	(26,992)	(33,389)
Cash dividends to shareholders	(38,935)	(36,302)	(114,813)	(106,439)
Net dividends associated with noncontrolling interests	(3,994)	(3,267)	(7,440)	(17,516)
Repurchase of redeemable noncontrolling interests	(4,406)	(17,428)	(8,472)	(41,788)
Proceeds from issuances of redeemable noncontrolling interests	—	19,761	—	19,761
Cash Impact from Distribution of SpinCo Business	70,000	—	70,000	—
Net cash used for financing activities	(232,803)	(261,770)	(126,169)	(492,567)
Effect of Exchange Rate Changes	52,763	(5,416)	17,990	12,215
Net Increase in Cash and Cash Equivalents and Restricted Cash	90,506	177,765	149,049	282,835
Cash and Cash Equivalents, including Restricted Cash, at the Beginning of the Period	1,205,474	1,034,515	1,146,931	929,445
Cash and Cash Equivalents, including Restricted Cash, at the End of the Period	$1,295,980	$1,212,280	$1,295,980	$1,212,280
Less Cash and Cash Equivalents included in Assets held for spin	$—	$(195,915)	$—	$(195,915)
Cash and Cash Equivalents, including Restricted Cash of Continuing Operations at the End of the Period	$1,295,980	$1,016,365	$1,295,980	$1,016,365

Backlog (in millions):

	June 27, 2025	June 28, 2024
Infrastructure & Advanced Facilities	$22,270	$19,489
PA Consulting	420	369
Total	$22,690	$19,858

Non-GAAP Financial Measures and Operating Metrics:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. These non-GAAP measures are described below.
As a result of the spin-off of the SpinCo Business and merger of the SpinCo Business with Amentum Parent Holdings LLC to form an independent, publicly traded company, Amentum Holdings, Inc. (NYSE: AMTM) (the "Separation Transaction"), substantially all CMS and C&I (the "SpinCo Business") related assets and liabilities were separated on September 27, 2024. As such, the financial results of the SpinCo Business are reflected as discontinued operations for all periods presented and therefore excluded from the non-GAAP measures described below.

Adjusted net revenue is calculated by adjusting revenue from continuing operations to exclude amounts we bill to clients on projects where we are procuring subcontract labor or third-party materials and equipment on behalf of the client (referred to as “pass throughs”). These amounts are considered pass throughs because we receive no or only a minimal mark-up associated with the billed amounts. In 2023, we amended our name and convention for revenue, excluding pass-through costs from “net revenue” to “adjusted net revenue.” This name change is intended to make the non-GAAP nature of this measure more prominent and does not impact measurement. We sometimes refer to our GAAP revenue as "gross revenue."

Jacobs adjusted operating profit, adjusted earnings from continuing operations before taxes, adjusted income tax expenses from continuing operations, adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated by:

1.Excluding items collectively referred to as Restructuring, Transaction and Other Charges, which include:
a.costs and other charges associated with our Focus 2023 Transformation initiatives, including activities associated with the re-scaling and repurposing of physical office space, employee separations, contractual termination fees and related expenses, referred to as "Focus 2023 Transformation, mainly real estate rescaling efforts";
b.transaction costs and other charges incurred in connection with mergers, acquisitions, strategic investments and divestitures, including advisor fees, change in control payments, and the impact of the quarterly adjustment to the estimated performance based payout of contingent consideration to certain sellers in connection with certain acquisitions and similar transaction costs and expenses (collectively referred to as "Transaction Costs");
c.recoveries, costs and other charges associated with (i) restructuring activities, (ii) cost reduction initiatives implemented in connection with mergers, acquisitions, strategic investments and divestitures, including the separation of the CMS/C&I business, such as advisor fees, involuntary terminations and related costs, costs associated with co-locating offices of acquired companies, separating physical locations of continuing operations, professional services and other personnel costs, (iii) involuntary termination programs and other related separations impacting management and employees, including related transition costs, and (iv) certain legal costs and expenses to the extent related to (i) - (iii) or determined to not be related to continuing operations (clauses (i) – (iv) collectively referred to as “Restructuring, integration, separation and other charges").

2.Excluding items collectively referred to as "Other adjustments", which include:
a.intangible assets amortization and impairment charges;
b.impact of certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment;
c.impacts related to tax rate increases in the UK in a prior period;
d.revenue under the Company's transition services agreement (TSA) included in other income for U.S. GAAP reporting purposes, and any SG&A costs associated with the provision of such services;
e.pretax mark-to-market and other related gains or losses associated with the Company's investment in Amentum stock recorded in connection with the Separation Transaction;
f.discounts and expenses related to the one-time exchange of the Company's investment in Amentum shares for a portion of the Company's outstanding term loans, which term loans were canceled; and
g.impacts resulting from the EPS numerator adjustment relating to the redeemable noncontrolling interests preference share repurchase and reissuance activities.

We eliminate the impact of “Restructuring, integration, separation and other charges” because we do not consider these to be indicative of ongoing operating performance. Actions taken by the Company to enhance efficiencies are subject to significant fluctuations from period to period. The Company's management believes the exclusion of the amounts relating to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.

Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis.

Free cash flow (FCF) is calculated as net cash provided by operating activities from continuing operations as reported on the statement of cash flows less additions to property and equipment.

Adjusted EBITDA is calculated by adding income tax expense, depreciation expense and adjusted interest expense to, and deducting interest income from, adjusted net earnings attributable to Jacobs from continuing operations.

I&AF Operating Margin is a ratio of I&AF operating profit for the segment to the segment's adjusted net revenue. For a reconciliation of revenue to adjusted net revenue, see "Segment Information".

Jacobs Adjusted Operating Margin is a ratio of adjusted operating profit for the Company to the Company's adjusted net revenue. For a reconciliation of revenue to adjusted net revenue, see "Segment Information".

We believe that the measures listed above are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

This press release also contains certain financial and operating metrics which management believes are useful in evaluating the Company's performance. Backlog represents revenue or gross profit, as applicable, we expect to realize for work to be completed by our consolidated subsidiaries and our proportionate share of work to be performed by unconsolidated joint ventures. Gross margin in backlog refers to the ratio of gross profit in backlog to gross revenue in backlog. For more information on how we determine our backlog, see our Backlog Information in our most recent annual report filed with the Securities and Exchange Commission. Adjusted EBITDA margin refers to a ratio of adjusted EBITDA to adjusted net revenue. Cash conversion refers to a ratio of cash flow from operations to GAAP net earnings from continuing operations. Reported FCF conversion refers to a ratio of FCF to GAAP net earnings from continuing operations. Book-to-bill ratio is an operational measure representing the ratio of change in backlog since the prior reporting period plus reported revenue for the reporting period to the reported revenues for the same period. We regularly monitor these operating metrics to evaluate our business, identify trends affecting our business, and make strategic decisions.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP earnings from continuing operations before taxes, income taxes from continuing operations, net earnings attributable to Jacobs from continuing operations, Diluted Net Earnings from Continuing Operations Per Share (which we refer to as EPS from continuing operations), to the corresponding "adjusted" amount, net cash provided by operating activities to reported free cash flow and revenue to adjusted net revenue. For the comparable period presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not total due to rounding).

Reconciliation of Earnings from Continuing Operations Before Taxes to Adjusted Earnings from Continuing Operations Attributable to Jacobs Before Taxes (in thousands)

	Three Months Ended		Nine Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Earnings from Continuing Operations Before Taxes	$245,104	$136,465	$354,073	$383,680
Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	—	10	—	59
Transaction costs	419	3,071	(1,283)	8,014
Restructuring, integration, separation and other charges	22,254	53,961	47,657	127,628
Other Adjustments (2):
Transition Services Agreement, net	(5,099)	—	(10,568)	—
Amortization of intangibles	39,245	38,312	115,946	113,718
Mark-to-market and other related (gains) losses on investment in Amentum stock	(27,372)	—	227,305	—
Other	6,776	4,718	42,238	11,523
Adjusted Earnings from Continuing Operations Before Taxes	$281,327	$236,537	$775,368	$644,622
Adjusted Earnings Attributable to Noncontrolling Interests from Continuing Operations	(16,809)	(15,539)	(37,343)	(43,659)
Adj. Earnings from Continuing Operations attributable to Jacobs before Taxes	$264,518	$220,998	$738,025	$600,963
(1) Includes pre-tax charges primarily relating to the Separation Transaction for the three and nine months ended June 27, 2025 and June 28, 2024, as well as charges associated with various transaction costs and activity associated with Company's restructuring and integration programs. Includes real estate impairments charges associated with the Company's Focus 2023 Transformation program for the three and nine months ended June 28, 2024.
(2) Includes pre-tax charges relating to amortization of intangible assets and the impact of certain subsidiary level compensation based agreements for the three and nine months ended June 27, 2025 and June 28, 2024. The three and nine months ended June 27, 2025 also includes pretax mark-to-market gains and losses associated with our investment in Amentum stock in connection with the Separation Transaction and the removal of income under the Company's TSA with Amentum in connection with the Separation Transaction. The nine months ended June 27, 2025 includes discounts and expenses associated with the Company's non-cash equity for debt exchange transacted on March 13, 2025.

Reconciliation of Income Tax Expense from Continuing Operations to Adjusted Income Tax Expense from Continuing Operations (in thousands)

	Three Months Ended		Nine Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Income Tax Expense from Continuing Operations	$(53,752)	$(45,272)	$(161,477)	$(57,026)
Tax Effects of Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	—	(3)	—	(15)
Transaction costs	(107)	(550)	425	(1,254)
Restructuring, integration, separation and other charges	(7,070)	(2,059)	(13,469)	(19,344)
Tax Effects of Other Adjustments (2):
Transition Services Agreement, net	1,301	—	2,695	—
Amortization of intangibles	(10,034)	(9,671)	(29,657)	(28,711)
Other	(23)	(2)	(364)	(15)
Adjusted Income Tax Expense from Continuing Operations	$(69,685)	$(57,557)	$(201,847)	$(106,365)
Adjusted effective tax rate from Continuing Operations	24.8%	24.3%	26.0%	16.5%
(1) Includes income tax impacts on restructuring activities primarily relating to the Separation Transaction as well as charges associated with various transaction costs and activity associated with Company's restructuring and integration programs for the three and nine months ended June 27, 2025 and June 28, 2024. Includes income tax impacts on real estate impairments associated with the Company's Focus 2023 Transformation program for the three and nine months ended June 28, 2024.
(2) Includes income tax impacts on amortization of intangible assets as well as certain subsidiary level compensation based agreements for the three and nine months ended June 27, 2025 and June 28, 2024. The three and nine months ended June 27, 2025 includes income tax impacts on the removal of income under the Company's TSA with Amentum in connection with the Separation Transaction. The nine months ended June 27, 2025 includes income tax impacts on the removal of discounts and expenses associated with the Company's non-cash equity for debt exchange transacted on March 13, 2025.

Reconciliation of Net Earnings Attributable to Jacobs from Continuing Operations to Adjusted Net Earnings Attributable to Jacobs from Continuing Operations (in thousands)

	Three Months Ended		Nine Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net Earnings Attributable to Jacobs from Continuing Operations	$181,234	$82,924	$175,266	$303,505
After-tax effects of Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	—	8	—	45
Transaction costs	312	2,218	(963)	5,761
Restructuring, integration, separation and other charges	15,184	50,952	34,112	106,078
After-tax effects of Other Adjustments (2):
Transition Services Agreement, net	(3,798)	—	(7,873)	—
Amortization of intangibles	24,483	24,046	72,507	71,161
Mark-to-market and other related (gains) losses on investment in Amentum stock	(27,372)	—	227,305	—
Other	4,790	3,293	35,824	8,048
Adjusted Net Earnings Attributable to Jacobs from Continuing Operations	$194,833	$163,441	$536,178	$494,598

(1) Includes after-tax charges primarily relating to the Separation Transaction and activity associated with Company's restructuring and integration programs for the three and nine months ended June 27, 2025 and June 28, 2024. Includes non-cash real estate impairment charges associated with the Company's Focus 2023 Transformation program and charges associated with various transaction costs for the three and nine months ended June 28, 2024.
(2) Includes after-tax and noncontrolling interest charges from amortization of intangible assets and certain subsidiary level compensation based agreements for the three and nine months ended June 27, 2025 and June 28, 2024. The three and nine months ended June 27, 2025 includes mark-to-market gains and losses associated with our investment in Amentum stock in connection with the Separation Transaction and the after-tax removal of income under the Company's TSA with Amentum in connection with the Separation Transaction. The nine months ended June 27, 2025 includes after-tax discounts and expenses associated with the Company's non-cash equity for debt exchange transacted on March 13, 2025.

Reconciliation of Diluted Net Earnings from Continuing Operations Per Share to Adjusted Diluted Net Earnings from Continuing Operations Per Share (in thousands)

	Three Months Ended		Nine Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Diluted Net Earnings from Continuing Operations Per Share	$1.56	$0.66	$1.53	$2.42
After-tax effects of Restructuring, Transaction and Other Charges (1):
Transaction costs	—	0.02	(0.01)	0.05
Restructuring, integration, separation and other charges	0.13	0.41	0.28	0.84
After-tax effects of Other Adjustments (2):
Transition Services Agreement, net	(0.03)	—	(0.06)	—
Amortization of intangibles	0.20	0.19	0.59	0.56
Mark-to-market and other related (gains) losses on investment in Amentum stock	(0.23)	—	1.85	—
Other	(0.01)	0.03	0.19	0.05
Adjusted Diluted Net Earnings from Continuing Operations Per Share	$1.62	$1.30	$4.37	$3.92
(1) Includes per-share impacts from charges primarily relating to the Separation Transaction and activity associated with Company's restructuring and integration programs for the three and nine months ended June 27, 2025 and June 28, 2024.
(2) Includes per-share impacts from the amortization of intangible assets and certain subsidiary level compensation based agreements for the three and nine months ended June 27, 2025 and June 28, 2024, along with discounts and expenses associated with the Company's non-cash debt for equity exchange transacted on March 13, 2025 for the nine months ended June 27, 2025. The three and nine months ended June 27, 2025 includes the per-share impacts from mark-to-market gains and losses associated with our investment in Amentum stock and other related adjustments in connection with the Separation Transaction and the removal of income under the Company's TSA with Amentum in connection with the Separation Transaction.

Reconciliation of Earnings Attributable to Noncontrolling Interests from Continuing Operations to Adjusted Earnings Attributable to Noncontrolling Interests from Continuing Operations (in thousands)

	Three Months Ended		Nine Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Earnings Attributable to Noncontrolling Interests from Continuing Operations	$(10,118)	$(8,269)	$(17,330)	$(23,149)
Restructuring, Transaction and Other Charges (1):
Transaction costs	—	(303)	(105)	(999)
Restructuring, integration and separation charges	—	(950)	(76)	(2,206)
Other Adjustments (2):
Amortization of intangibles	(4,728)	(4,594)	(13,782)	(13,846)
Other	(1,963)	(1,423)	(6,050)	(3,459)
Adjusted Earnings Attributable to Noncontrolling Interests from Continuing Operations	$(16,809)	$(15,539)	$(37,343)	$(43,659)
(1) Includes noncontrolling interests amounts related to various transaction costs as well as activity associated with Company's restructuring and integration programs.
(2) Includes noncontrolling interests impacts from the amortization of intangible assets and certain subsidiary level compensation based agreements.

Reconciliation of Net Earnings Attributable to Jacobs from Continuing Operations to Adjusted EBITDA (in thousands):

	Three Months Ended		Nine Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net Earnings Attributable to Jacobs from Continuing Operations	$181,234	$82,924	$175,266	$303,505
After-tax effects of Restructuring, Transaction and Other Charges	15,496	53,178	33,149	111,884
After-tax effects of Other Adjustments	(1,897)	27,339	327,763	79,209
Adj. Net Earnings Attributable to Jacobs from Continuing Operations	194,833	163,441	536,178	494,598
Adj. Income Tax Expense from Continuing Operations	69,685	57,557	201,847	106,365
Adj. Earnings from Continuing Operations attributable to Jacobs before Taxes	264,518	220,998	738,025	600,963
Depreciation expense	21,077	20,002	62,038	61,934
Interest income	(8,297)	(9,718)	(27,478)	(25,939)
Interest expense	37,051	45,789	110,451	133,372
Adjusted EBITDA	$314,349	$277,071	$883,036	$770,330
Adjusted EBITDA Margin	14.1%	13.3%	13.7%	12.5%

Certain amounts may not agree to other non-GAAP schedules due to rounding.
Reconciliation of Free Cash Flow (in thousands)

	Three Months Ended		Nine Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Net cash provided by operating activities	$292,594	$482,602	$303,619	$858,141
Additions to property and equipment	(22,052)	(37,664)	(49,655)	(82,772)
Free cash flow	$270,542	$444,938	$253,964	$775,369

Net cash used for investing activities	$(22,048)	$(37,651)	$(46,391)	$(94,954)
Net cash used for financing activities	$(232,803)	$(261,770)	$(126,169)	$(492,567)

Earnings Per Share:

	Three Months Ended		Nine Months Ended
Unaudited	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
Numerator for Basic and Diluted EPS:
Net earnings attributable to Jacobs from continuing operations	$181,234	$82,924	$175,266	$303,505
Preferred Redeemable Noncontrolling interests redemption value adjustment	6,605	(20)	12,417	1,746
Net earnings from continuing operations allocated to common stock for EPS calculation	$187,839	$82,904	$187,683	$305,251

Net (loss) earnings from discontinued operations allocated to common stock for EPS calculation	$(1,629)	$64,010	$(8,180)	$177,152

Net earnings allocated to common stock for EPS calculation	$186,210	$146,914	$179,503	$482,403

Denominator for Basic and Diluted EPS:

Shares used for calculating basic EPS attributable to common stock	120,084	125,163	122,132	125,660

Effect of dilutive securities:
Stock compensation plans	407	453	450	553
Shares used for calculating diluted EPS attributable to common stock	120,491	125,616	122,582	126,213

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.56	$0.66	$1.54	$2.43
Basic Net (Loss) Earnings from Discontinued Operations Per Share	$(0.01)	$0.51	$(0.07)	$1.41
Basic Earnings Per Share	$1.55	$1.17	$1.47	$3.84
Diluted Net Earnings from Continuing Operations Per Share	$1.56	$0.66	$1.53	$2.42
Diluted Net (Loss) Earnings from Discontinued Operations Per Share	$(0.01)	$0.51	$(0.07)	$1.40
Diluted Earnings Per Share	$1.55	$1.17	$1.46	$3.82

Note: Per share amounts may not add due to rounding.

For additional information contact:

Investors:
Bert Subin
JacobsIR@jacobs.com

Media:
Louise White
louise.white@jacobs.com
469-724-0810

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